FORTUNE INDUSTRIES, INC. ANNOUNCES CLOSING AND EFFECTIVENESS OF MERGER AND SUBSEQUENT VOLUNTARY DELISTING FROM THE NYSE MKT EXCHANGE; BUSINESS OPERATIONS TO CONTINUE AS NORMAL WITHOUT INTERRUPTION

INDIANAPOLIS, INDIANA July 1, 2013 - Fortune Industries, Inc. (the “Company”) announced today that the previously-announced Agreement and Plan of Merger by and among between CEP, Inc., a Tennessee corporation (“CEP”), CEP Merger Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of CEP, and the Company, which was approved by the Company’s shareholders on June 20, 2013, closed and became effective on July 1, 2013 (the “Effective Time”). The Company’s outsourced human resource services operations will continue to serve its clients as normal without interruption.

Each record and beneficial holder of the Company’s common stock ($0.10 par value) holding less than five hundred one (501) shares on March 26, 2012, and continuing to hold less than five hundred one (501) shares immediately prior to the Effective Time (including any heir or devisee of such holder holding such shares pursuant to the laws of descent and distribution in that holder’s domicile) (the “Small Block Shareholders”), will be receiving by U.S. Mail a notification from the Company’s paying agent with further instructions for surrendering their shares in order to receive the merger consideration of $0.61 per share. As a result of the merger becoming effective, the shares held by the Small Block Shareholders were canceled and extinguished and automatically converted into the right to receive $0.61 per share. The Company’s common stock held by all other shareholders will remain issued and outstanding.

“With the Company’s preferred stock eliminated through the merger transaction, we will be diligently working together as common shareholders in an effort to grow shareholder value as a non-SEC reporting company,” stated Tena Mayberry, Chief Executive Officer and President of the Company.

As a result of the merger becoming effective, the Company has reduced its record shareholder count to below 300 and has filed with the Securities Exchange Commission a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) to effect the voluntary delisting of its common stock from the NYSE MKT exchange prior to market open on July 1, 2013. The Company has not made any arrangements for the listing on another securities exchange or for quotation in another medium. The Company also intends to suspend its reporting obligations under the Exchange Act and will file the required notice(s) with the Securities Exchange Commission.

About Fortune Industries, Inc.

Fortune Industries, Inc. is focused as a professional employer organization (PEO) to small and medium-sized businesses in 47 states, including human resource consulting and management, employee assessment, training, and benefits administration.

Fortune Industries, Inc. is based in Indianapolis, Indiana, and, until July 1, 2013, was publicly traded on the NYSE MKT exchange under the symbol FFI. Additional information about Fortune Industries, Inc. can be found at www.ffi.net.

This press release and other statements by Fortune Industries, Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should," and "could" or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences, include, but are not limited to, the risks and uncertainties that are discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" within the Company's Form 10-K for the year ended June 30, 2012. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the risk factors disclosed within the Company's Form 10-K, its quarterly reports on Form 10-Q, and other documents filed by the Company with the Securities and Exchange Commission.

Contact

Fortune Industries, Inc.

Carrie Hill

(317) 532-1374